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                                                                    EXHIBIT 10.5
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                              CONSULTING AGREEMENT


AGREEMENT, dated April 21, 1998 between Vail Banks, Inc. (hereinafter "Vail") and Dillon Schramm Associates, LTD (hereinafter "DSA").

Now, therefore, the parties hereto agree as follows:

1. ENGAGEMENT. Vail shall engage DSA, and DSA shall serve Vail upon the terms and conditions hereinafter set forth.

2. TERM AND EXTENSION. The engagement of DSA hereunder shall commence on April 21, 1998 and shall continue until Vail's completion of either their merger transaction with Telluride Bancorp or their IPO, whichever occurs first, but shall not extend beyond October 21, 1998. This Agreement may be extended upon mutual, written agreement of the parties.

3. DUTIES. During the period or periods of its engagement hereunder, DSA shall serve Vail and shall perform the following services and functions (hereinafter "Consulting"):

     a. Format and present financial information in a manner that is acceptable in the IPO registration.
     b. Assist in the assimilation and presentation of financial statement narrative in a manner that is acceptable in the IPO registration.
     c. Consolidate and integrate financial information from the various merged banks into statements for the consolidated entity. Develop various proforma scenarios and statements as required.
     d. Facilitation and coordination of the above activities within the scope of the entire acquisition and IPO process timelines.

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     e.   Assist in the preparation and placement of the Private Placement
          Memorandum planned to fund an acquisition currently in progress.
     f.   Assist in the completion and closing of the Telluride acquisition.
     g. Attendance of meetings required by DSA to perform the above services and functions.

Within the limitations hereinabove provided, DSA will render such other advisory services in connection with the Consulting of Vail as may be requested from time to time by the officers or directors of Vail, without further compensation other than that for which provision is made in this Agreement.

4. FACILITIES. While DSA is working on-site at the location of Vail, Vail shall provide adequate and appropriate office space and access to necessary equipment, including, but not limited to, fax machine, telephone, personal computer, software, printer, and photo copier.

5. DEDICATION OF RESOURCES. DSA shall dedicate one full-time equivalent to complete said Consulting. Other DSA resources will be made available to the aforementioned resource to serve in advisory capacities from time to time as needed.

6. LICENSES AND QUALIFICATIONS. Vail acknowledges that DSA will not, and is not licensed to provide financial opinions, representations, or market securities or other financial instruments, related to regulated investment offerings. DSA may assist in the preparation of financial statements, opinions, representations, and other material, which will then be reviewed and authorized by qualified parties prior to presentation to regulatory agencies and/or potential investors. Vail agrees not to rely on DSA for tax or legal advice.

7.  COMPENSATION.  Vail shall pay to DSA for Consulting the following:
     a. a Monthly Fee of $14,000.00 (fourteen thousand dollars), with the first monthly payment due upon the signing of this Agreement. This fee will be credited back to Vail and netted against the Success Fee referenced in Paragraph 7b in the event that the IPO or Telluride transactions are completed within the term of this contract.

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     b.   a Success Fee equal to 1% (one percent) of the IPO Gross Proceeds plus
          0.5% (one half of one percent) of the Acquisition Price of the Telluride acquisition, or, if the IPO is not completed prior to the closing of the Telluride acquisition, the Success Fee shall be equal to 1.1% (one and one tenth percent) of the Acquisition Price of the Telluride acquisition. The term "Gross Proceeds" means all consideration, before deduction of any costs, fees, and expenses associated with the IPO transaction, and received from investors in exchange for stock as a result of the IPO during the term of this agreement or within 2 (two) years after the termination of this Agreement. The term "Acquisition Price" means all consideration given to acquire, or merge with, Telluride Bancorp during the term of this Agreement or within 2 (two) years after the termination of this Agreement.

8. TRAVEL AND OTHER EXPENSES. Vail will reimburse DSA for reasonable and customary travel expenses, including, but not limited to, air fare, ground transportation, lodging, meals, and phone calls incurred in the course of performance of Consulting.

9. INVOICING AND PAYMENT. DSA will accumulate fees and expenses and bill Vail for such fees and expenses on a monthly basis. Each invoice will show detail of travel expenses incurred and billable during the billing period. Payment will be due and payable upon Vail's receipt of such invoices.

10. INDEMNIFICATION AND HOLD HARMLESS PROVISION. Vail agrees hereby to indemnify and hold harmless DSA from any and all claims by VAIL which may arise out of and in the course of the performance of DSA's duties performed in accordance with this Agreement. In the event that DSA is named in any legal action stemming from Vail's IPO, mergers, acquisitions, other activities, or DSA's Consulting in accordance with this Agreement, Vail agrees to defend DSA against such charges and compensate DSA for any costs incurred by DSA associated with the litigation and any unfavorable ruling. Any and all claims for unemployment benefits and or claims for workers' compensation benefits are hereby expressly waived by DSA who agrees to

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maintain separate policies of liability, health, and accident insurance as may be necessary or required by DSA in connection with the performance of its duties herein.

11. RELATIONSHIP BETWEEN PARTIES. DSA is engaged by Vail only for the purposes and to the extent set forth in this Agreement, and its relation to Vail shall, during the period or periods of its engagement and services hereunder, be that of an independent contractor. DSA shall be free to dispose of such portion of its entire time, energy, and skill during regular business hours as it is not obligated to devote hereunder to Vail in such manner as it sees fit and to such persons, firms, or corporations as it deems advisable. DSA shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements, or distributions by Vail pertaining to or in connection with any insurance, pension, stock bonds, profit-sharing, or similar benefits for their regular employees.

12. PROFESSIONAL RESPONSIBILITY. Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by DSA in accordance with its independent and professional judgment. DSA shall perform its services in a good and workmanlike manner and in accordance with generally accepted practices.

13. ENFORCEMENT. The failure of any party to enforce at any time any of the provisions or terms of this Agreement shall not be construed to be a waiver of such provision or term nor shall it constitute a waiver of the right of any party to enforce such term or provision thereafter.

14. ARBITRATION. It is agreed that in the event of any dispute between DSA and Vail or among other contractors utilized by DSA arising out of or connected with this Agreement, which cannot be resolved by the parties in accordance with the terms of this Agreement, such dispute shall be submitted to arbitration in accordance with the rules then in effect of the American Arbitration Association, and judgment upon the reward rendered may be entered in any Court of competent jurisdiction. The parties hereby waive any appeal of the decision of the arbitrators. Each party may be represented by legal counsel in any such proceeding.

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15.  SEVERABILITY.  If any provision of this Agreement is deemed invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect. The provisions of this Agreement shall be liberally construed in order to effectuate the purposes and intent hereof.

16. ENTIRE AGREEMENT. This Agreement shall be construed in accordance with Colorado (State) law and shall constitute the entire Agreement between the parties. In witness whereof, the parties have executed the Agreement as of the date first written above.

VAIL BANKS, INC.          DILLON SCHRAMM ASSOCIATES, LTD


By:  /s/ Lisa M. Dillon        By:  /s/ Joseph S. Dillon
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Title:  President, CEO        Title:  Contractor

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